Exhibit 99.1

CONTACT:
Liz Zale
DealerTrack
(516) 734-3758
liz.zale@dealertrack.com
Tom Pratt
RF|Binder Partners
(212) 994-7563
tom.pratt@rfbinder.com
DEALERTRACK HOLDINGS, INC. REPORTS
THIRD QUARTER RESULTS
Company Raises 2006 Revenue and Earnings Guidance
Lake Success, NY, November 2, 2006 – DealerTrack Holdings, Inc. (Nasdaq: TRAK) today reported financial results for the three months and nine months ended September 30, 2006.
GAAP Results for Third Quarter of 2006
▪	Revenue for the quarter was $46.3 million, a 35 percent increase from $34.4 million for the third quarter of 2005.

▪	GAAP net income for the quarter was $5.6 million, a substantial increase from $0.6 million for the third quarter of 2005.

▪	GAAP diluted net income per share for the quarter was $0.15, compared with $0.01 for the third quarter of 2005.
Non-GAAP Results for Third Quarter of 2006
▪	EBITDA for the quarter was $9.3 million, compared to $10.4 million for the third quarter of 2005. Included in EBITDA for the third quarter of 2006 are charges of $5.0 million in non-cash stock-based compensation expense and $0.8 in cash compensation expense related to the departure of an executive officer

▪	Cash net income for the quarter was $8.6 million, a 61 percent increase from $5.3 million for the third quarter of 2005.

▪	Diluted cash net income per share for the quarter was $0.23, more than double the amount of $0.09 for the third quarter of 2005.
EBITDA is a non-GAAP financial measure that represents GAAP net income before interest, taxes, depreciation and amortization. Cash net income is a non-GAAP financial measure that represents GAAP net income before non-cash stock-based compensation charges (net of taxes), amortization of acquired identifiable intangibles (net of taxes) and the reversal of a benefit related to a tax valuation allowance. See “Non-GAAP Financial Measures” for a further discussion of EBITDA and cash net income, and refer to Attachment 4 of this press release for a reconciliation of GAAP financial measures to non-GAAP financial measures.

“We are pleased with the third quarter performance of both our transaction and subscription businesses and with the ongoing expansion of the DealerTrack network,” said Mark O’Neil, DealerTrack’s chairman and chief executive officer. “Successful execution of our growth strategy is delivering solid financial performance and creating a substantial foundation for DealerTrack’s future growth opportunities.”
GAAP Results for the Nine Months ended September 30, 2006
•	Revenue for the nine months was $127.6 million, an increase of 47 percent from $86.8 million for the same period in 2005.

•	GAAP net income for the nine months was $13.7 million, more than triple the amount of $3.8 million for the same period in 2005.

•	GAAP diluted net income per share for the nine months was $0.37, compared to $0.07 for the same period in 2005.
Non-GAAP Results for Nine Months ended September 30, 2006
•	EBITDA for the nine months was $33.5 million, an increase of 35 percent from $24.8 million for the same period in 2005. Included in EBITDA for the nine months ended September 30, 2006 are charges of $5.0 million in non-cash stock-based compensation expense and $0.8 in cash compensation expense related to the departure of an executive officer.

•	Cash net income for the nine months was $23.4 million, up 85 percent from $12.7 million for the same period in 2005.

•	Diluted cash net income per share for the nine months was $0.63, more than twice the amount of $0.23 for the same period in 2005.
“Our business continues to thrive as we create efficiencies for all participants within the automotive retail environment by converting legacy paper-based tasks to electronic processes,” said O’Neil. “Higher interest rates are an additional catalyst for the adoption of our electronic and digital contracting solutions, as dealers seek to reduce their costs and accelerate the funding process. We expect dealers, especially the large public dealer groups, will place increasing pressure on their financing sources to implement eContracting. As an intermediate step, lenders can implement eDocs, our digital contracting solution, to reduce their back-end processing costs.”
Business Statistics
There were 22,276 active dealers in the DealerTrack network as of September 30, 2006, a 6 percent increase from 21,071 at September 30, 2005. The number of active financing sources in the DealerTrack network as of September 30, 2006 was 268, up 60 percent from 167 a year ago. Transactions processed through the DealerTrack network for the third quarter were approximately 18.8 million, a 29 percent increase from approximately 14.6 million transactions processed through the network for the third quarter of 2005. The number of subscriptions in the network as of September 30, 2006 was 19,952, a 54 percent increase from 12,928 a year earlier. The number of dealers with at least one subscription in the network was 9,566, a 30 percent increase from the third quarter of 2005. As of September 30, 2006, 43 percent of dealers in the network subscribed to at least one product within the network. A total of 14 providers have signed agreements to participate in the aftermarket component of the DealerTrack network as of the end of the quarter.
Other Activity
On August 1, 2006, DealerTrack acquired the assets of DealerWare LLC, an aftermarket menu provider. On October 12, 2006, a public offering of 11.5 million shares of DealerTrack stock was completed, including a fully-exercised over-allotment option of 1.5 million shares. DealerTrack sold 2.75 million shares and the selling stockholders sold 8.75 million shares. As a result of the offering, the number of weighted average diluted common shares outstanding for the fourth quarter of 2006 is expected to be 39.7 million.
Guidance
DealerTrack updated revenue and earnings guidance for its 2006 expected financial performance.
Expected GAAP Results for full year 2006
•	Revenue for 2006 is expected to be between $170.0 million and $171.0 million.

•	GAAP net income for 2006 is expected to be between $17.0 million and $17.5 million.

•	GAAP diluted net income per share for 2006 is expected to be between $0.45 and $0.47, based on a weighted average of 37.6 million diluted common shares outstanding for 2006.
Expected Non-GAAP Results for full year 2006
•	EBITDA for the year is expected to be between $45.0 million and $45.5 million, including third quarter charges of $5.0 million in non-cash stock-based compensation expense and $0.8 in cash compensation expense related to the departure of an executive officer.

•	Cash net income for the year is expected to be between $30.2 million and $30.7 million.

•	Diluted cash net income per share is expected to be between $0.80 and $0.82, based on a weighted average of 37.6 million diluted common shares outstanding for 2006.
DealerTrack will host a conference call to discuss its third quarter results, expectations for 2006 performance and other matters on Thursday, November 2, 2006, at 5:00 p.m. Eastern Time. The conference call will be webcast live on the Internet at http://ir.dealertrack.com/releases_financial.cfm. A live audio of the call will be accessible to the public by calling (877) 704-5380 (domestic) or (913) 312-1294 (international); no access code is necessary. Callers should dial in approximately 10 minutes before the call begins. A replay of the call will be available on the DealerTrack website through November 16, 2006.
Non-GAAP Financial Measures

In this release, the Company’s EBITDA and cash net income disclosures are not presented in accordance with generally accepted accounting principles (GAAP) and are not intended to be used in lieu of GAAP presentations of net income. EBITDA represents GAAP earnings excluding interest, taxes, depreciation and amortization expenses. Cash net income represents net income excluding stock-based compensation expense (net of taxes), and amortization of acquired intangibles (net of taxes). EBITDA and cash net income are presented because management believes they provide additional information with respect to the performance of our fundamental business activities and are also frequently used by securities analysts, investors and other interested parties in the evaluation of comparable companies. Management believes the EBITDA and cash net income information is useful to investors for these reasons. EBITDA and cash net income are non-GAAP financial measures and should not be viewed as an alternative to GAAP measures of performance. Management believes the most directly comparable GAAP financial measure for EBITDA and cash net income is GAAP net income and has provided a reconciliation of GAAP net income to EBITDA and GAAP net income to cash net income in Attachment 4 to this press release.
About DealerTrack (www.dealertrack.com)
DealerTrack Holdings, Inc. (Nasdaq: TRAK) is a leading provider of on-demand software and data solutions for the U.S. automotive retail industry. The company’s online credit application processing product automates and accelerates the automotive financing process, while its integrated subscription-based software enables dealers to receive consumer leads, compare financing and leasing options, sell insurance and other aftermarket products, document compliance, and execute financing contracts electronically. Over 22,000 dealers, with more than 85% of all franchised dealers; 275 financing sources, including nine captives and the 20 largest U.S. independents; and other service and information providers are active in the DealerTrack network.
Safe Harbor for Forward-Looking and Cautionary Statements
Statements in this press release regarding DealerTrack’s expected 2006 performance, the development and expansion of DealerTrack’s network, products and services, the demand for DealerTrack’s products (including expected trends resulting from higher interest rates and expected demand for DealerTrack’s eContracting and eDocs products), DealerTrack’s growth, and all other statements in this release other than the recitation of historical facts are forward-looking statements (as defined in the Private Securities Litigation Reform Act of 1995). These statements involve a number of risks, uncertainties and other factors that could cause actual results, performance or achievements of DealerTrack to be materially different from any future results, performance or achievements expressed or implied by these forward-looking statements.
Factors that might cause such a difference include: increased competitive pressure from other industry participants, the inability to execute any element of DealerTrack’s business strategy, including selling additional products and services to existing and new customers; DealerTrack’s success in expanding its customer base and product and service offerings; the impact of the automotive retail industry on DealerTrack’s business; the impact of some vendors of software products for automotive dealers making it more difficult for our customers to use our products and services; the impact of general economic trends, including interest rates, as well as the trends in the automotive industry, and other risks listed in the Company’s reports filed with the SEC, including its registration statement on Form S-1 and its 2005 Form 10-K. These filings can be found on DealerTrack’s website at www.dealertrack.com and the SEC’s website at www.sec.gov. Forward-looking statements included herein speak only as of the date hereof and the Company disclaims any obligation to revise or update such statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events or circumstances.

(1) Actual Results – Three-Month Period
DEALERTRACK HOLDINGS, INC.
Consolidated Statements of Operations
(All amounts in thousands, except per share data)
(Unaudited)

	Three Months Ended
	September 30,
	2006	2005
Net revenue(1)	$46,264	$34,380

Cost of revenue (2)	19,128	16,733
Product development	2,218	1,498
Selling, general and administration	22,515	14,399

Total operating costs and expenses	43,861	32,630
Income from operations	2,403	1,750
Interest income (expense), net	869	(613)

Income before benefit (provision) for income taxes	3,272	1,137
Benefit (provision) for income taxes	2,294	(488)

Net income	$5,566	$649

Basic net income per share applicable to common stockholders (a)	$0.16	$0.03
Diluted net income per share applicable to common stockholders (b)	$0.15	$0.01
Weighted average shares outstanding	35,548	674
Weighted average shares outstanding assuming dilution (b)	36,990	1,635

(1) Related party revenue	$12,500	$8,124
(2) Related party cost of revenue	$26	$876
EBITDA (Non-GAAP) (c)	$9,322	$10,395
Cash net income (Non-GAAP) (c)	$8,597	$5,343
Diluted cash net income per share (Non-GAAP) (b)	$0.23	$0.09

(a)	Basic net income per share for third quarter of 2005 was calculated in accordance with the two-class method under FASB Statement 128, and assumes 0.7 million weighted average common shares outstanding for the quarter ended September 30, 2005.

(b)	Diluted net income per share and diluted cash net income per share for third quarter of 2005 were each calculated in accordance with the two-class method under FASB Statement 128, and each calculation assumes 1.6 million weighted average diluted common shares outstanding for the quarter ended September 30, 2005.

(c)	See Reconciliation Data in Attachment 4.

(1) Actual Results – Nine-Month Period
DEALERTRACK HOLDINGS, INC.
Consolidated Statements of Operations
(All amounts in thousands, except per share data)
(Unaudited)

	Nine Months Ended
	September 30,
	2006	2005
Net revenue(1)	$127,613	$86,844

Cost of revenue (2)	51,536	36,922
Product development	6,781	3,585
Selling, general and administration	54,957	38,795

Total operating costs and expenses	113,274	79,302

Income from operations	14,339	7,542

Interest income (expense), net	2,475	(900)

Income before provision for income taxes	16,814	6,642
Provision for income taxes (a)	(3,157)	(2,856)

Net income	$13,657	$3,786

Basic net income per share applicable to common stockholders (b)	$0.39	$0.15
Diluted net income per share applicable to common stockholders (c)	$0.37	$0.07
Weighted average shares outstanding	35,408	603
Weighted average shares outstanding assuming dilution (c)	36,879	1,318
(1) Related party revenue	$32,819	$21,495
(2) Related party cost of revenue	$1,835	$2,552
EBITDA (Non-GAAP) (d)	$33,496	$24,800
Cash net income (Non-GAAP) (d)	$23,418	$12,677
Diluted cash net income per share (Non-GAAP) (c)	$0.63	$0.23

(a)	Included in the provision for income taxes for the nine months ended September 30, 2006 is $206,000 of tax expense for our Canadian subsidiary that relates to prior periods.

(b)	Basic net income per share for the nine months ended September 30, 2005 was calculated in accordance with the two-class method under FASB Statement 128, and assumes 0.6 million weighted average common shares outstanding for the nine months ended September 30, 2005.

(c)	Diluted net income per share and diluted cash net income per share for the nine months ended September 30, 2005 were each calculated in accordance with the two-class method under FASB Statement 128, and each calculation assumes 1.3 million weighted average diluted common shares outstanding for the nine months ended September 30, 2005.

(d)	See Reconciliation Data in Attachment 4.

DEALERTRACK HOLDINGS, INC.
Condensed Consolidated Balance Sheet
(Dollars in thousands)
(Unaudited)

	September 30,	December 31,
	2006	2005
ASSETS
Cash, cash equivalents and short-term investments	$90,714	$103,264
Accounts receivable, net	22,302	19,279
Prepaid expenses and other current assets	8,053	4,812

Total current assets	121,069	127,355
Property, plant and equipment, net	6,330	4,885
Software and website development costs, net	10,855	8,769
Intangible assets, net	42,915	39,550
Goodwill	51,742	34,200
Other assets	14,023	5,856

Total assets	$246,934	$220,615

LIABILITIES AND STOCKHOLDERS’ EQUITY
Accounts payable and accrued expenses	$22,356	$22,140
Deferred revenue	3,472	3,267
Capital leases payable	58	387

Total current liabilities	25,886	25,794
Long-term liabilities	7,901	8,150

Total liabilities	33,787	33,944

Total stockholders’ equity	213,147	186,671

Total liabilities and stockholders’ equity	$246,934	$220,615

(3) Summary Cash Flow Information
DEALERTRACK HOLDINGS, INC.
Summary Cash Flow Information
(Dollars in thousands)
(Unaudited)

	Nine Months Ended
	September 30,
	2006	2005
Net cash provided by operating activities	$27,786	$18,829

Net cash used in investing activities (a)	$(103,601)	$(70,392)

Net cash provided by financing activities	$2,444	$43,283

(a)	For the nine months ended September 30, 2006, net cash used in investing activities includes $60.8 million in net purchases of auction rate securities that are invested in tax-exempt and tax-advantaged securities.

(4) Reconciliation Data
DEALERTRACK HOLDINGS, INC.
Reconciliation of GAAP Net Income to Non-GAAP EBITDA
(Dollars in thousands)
(Unaudited)

	Three Months Ended
	September 30,
	2006	2005
GAAP net income	$5,566	$649
Interest income	(934)	(20)
Interest expense	65	633
(Benefit) Provision for income taxes	(2,294)	488
Depreciation and amortization	2,404	1,063
Amortization of acquired identifiable intangibles	4,515	7,582

EBITDA (Non-GAAP)	$9,322	$10,395

DEALERTRACK HOLDINGS, INC.
Reconciliation of GAAP Net Income to Non-GAAP Cash Net Income
(Dollars in thousands)
(Unaudited)

	Three Months Ended
	September 30,
	2006	2005
GAAP net income	$5,566	$649
Non-cash stock-based compensation charges, net of taxes (a)	3,981	372
Amortization of acquired identifiable intangibles, net of taxes	2,754	4,322
Benefit related to reversal of tax valuation allowance	(3,704)	—

Cash net income (Non-GAAP)	$8,597	$5,343

(a)	Includes charges related to employee stock options, employee stock purchases and restricted common stock.

(4) Reconciliation Data (continued)
DEALERTRACK HOLDINGS, INC.
Reconciliation of GAAP Net Income to Non-GAAP EBITDA
(Dollars in thousands)
(Unaudited)

	Nine Months Ended
	September 30,
	2006	2005
GAAP net income	$13,657	$3,786
Interest income	(2,681)	(106)
Interest expense	206	1,006
Provision for income taxes	3,157	2,856
Depreciation and amortization	6,230	2,977
Amortization of acquired identifiable intangibles	12,927	14,281

EBITDA (Non-GAAP)	$33,496	$24,800

DEALERTRACK HOLDINGS, INC.
Reconciliation of GAAP Net Income to Non-GAAP Cash Net Income
(Dollars in thousands)
(Unaudited)

	Nine Months Ended
	September 30,
	2006	2005
GAAP net income	$13,657	$3,786
Non-cash stock-based compensation charges, net of taxes (a)	5,580	751
Amortization of acquired identifiable intangibles, net of taxes	7,885	8,140
Benefit related to reversal of tax valuation allowance	(3,704)	—

Cash net income (Non-GAAP)	$23,418	$12,677

(a)	Includes charges related to employee stock options, employee stock purchases and restricted common stock.

(4) Reconciliation Data (continued)
DEALERTRACK HOLDINGS, INC.
Reconciliation of Forward-looking GAAP Net Income
to Forward-looking Non-GAAP EBITDA
(Dollars in millions)
(Unaudited)

	Year Ending
	December 31, 2006
	Expected Range
GAAP net income	$17.0	$17.5
Interest income	(3.8)	(3.8)
Interest expense	—	—
Provision for income taxes	6.1	6.1
Depreciation and amortization	8.5	8.5
Amortization of acquired identifiable intangibles	17.2	17.2

EBITDA (Non-GAAP)	$45.0	$45.5

DEALERTRACK HOLDINGS, INC.
Reconciliation of Forward-looking GAAP Net Income to
Forward-looking Non-GAAP Cash Net Income
(Dollars in millions)
(Unaudited)

	Year Ending
	December 31, 2006
	Expected Range
GAAP net income	$17.0	$17.5
Non-cash stock-based compensation charges, net of taxes	6.4	6.4
Amortization of acquired identifiable intangibles, net of taxes	10.5	10.5
Benefit related to the reversal of tax valuation allowance	(3.7)	(3.7)

Cash net income (Non-GAAP)	$30.2	$30.7

(5) Summary of Business Statistics (Unaudited)
DEALERTRACK HOLDINGS, INC.

	Three months ended
	September 30,	June 30,	March 31,	December 31,	September 30,
	2006	2006	2006	2005	2005
Active dealers in the network as of end of period (a)	22,276	22,031	21,794	21,155	21,071
Active financing sources in the network as of end of period (b)	268	243	214	201	167
Transactions processed (c)	18,837,133	17,446,623	15,710,636	12,843,883	14,608,229
Product subscriptions as of end of period (d)	19,952	18,064	16,438	14,473	12,928

(a)	We consider a dealer to be active as of a date if the dealer completed at least one revenue-generating transaction in our network during the most recently ended calendar month.

(b)	We consider a financing source to be active in our network as of a date if it is accepting credit application data electronically from dealers in our network.

(c)	Represents revenue generating transactions processed in the DealerTrack, Global Fax and dealerAccess networks at the end of a given period.

(d)	Represents revenue generating subscriptions in the DealerTrack network at the end of a given period.
DEALERTRACK HOLDINGS, INC.

	Three months ended
	September 30,	June 30,	March 31,	December 31,	September 30,
	2006	2006	2006	2005	2005
Transaction revenue (in thousands)	$30,837	$28,298	$24,540	$20,779	$23,171
Subscription revenue (in thousands)	$13,878	$12,991	$11,631	$10,800	$9,535
Other revenue (in thousands)	$1,549	$2,125	$1,764	$1,796	$1,674
Average transaction price (a)	$1.64	$1.62	$1.56	$1.62	$1.59
Average subscription price (b)	$243	$251	$251	$263	$262

(a)	Calculation includes revenue from ALG and NAT transactions that were not processed within the DealerTrack, Global Fax or dealerAccess networks.

(b)	Calculation includes revenue for Chrome and ALG subscriptions that were outside of the DealerTrack network.

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